CUSTODY AGREEMENT

         THIS AGREEMENT is made and entered into this 10 day of November, 2005, by and between each corporation and business trust listed on Exhibit A (the" "Registrant"), on behalf of each series of stock it issues that is shown on Exhibit A, each of which is a separate mutual fund ( the "Fund") and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Cincinnati, Ohio (the "Custodian").

         WHEREAS, the Registrant is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and is referred to herein as the Fund;

         WHEREAS, the Custodian is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act;

         WHEREAS, the Registrant desires to retain the Custodian to act as custodian of the cash and securities of each Fund; and

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   Article I
                               CERTAIN DEFINITIONS

         Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:

1.1 "Authorized Person" means any Officer or other person duly authorized by resolution of the Board to give Oral Instructions and Written Instructions on behalf of the Fund and named in such resolutions of the Board, certified by an Officer, as may be received by the Custodian from time to time.

1.2 "Board" shall mean the directors or trustees from time to time serving under the corporation's articles of incorporation or the trust's declaration of trust, as amended from time to time.

1.3 "Book-Entry System" shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

1.4 "Business Day" shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc., and any other day for which the Fund computes its net asset value.

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1.5      "Eligible Securities Depository" shall mean a system for the central handling of securities as that term is defined in Rule 17f-4 and 17f-7 under the 1940 Act.

1.6 "Fund Custody Account" shall mean any of the accounts in the name of the Fund, which is provided for in Section 3.2 below.

1.7      "IRS" shall mean the Internal Revenue Service.

1.8      "NASD" shall mean The National Association of Securities Dealers, Inc.

1.9 "Officer" shall mean the, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

1.10 "Oral Instructions" shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are: (i) reasonably believed by the Custodian to have been given by any Authorized Persons,
         (ii) recorded and kept among the records of the Custodian made in the ordinary course of business, and (iii) orally confirmed by the Custodian. All Oral Instructions shall be confirmed by Written Instructions prior to the end of the next Business Day. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof. If Oral Instructions vary from the Written Instructions that purport to confirm them, the Custodian shall notify the Fund of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

1.11     "Proper Instructions" shall mean Oral Instructions or Written
         Instructions.

1.12     "SEC" shall mean the Securities and Exchange Commission.

1.13 "Securities" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian or its agents have the facilities to clear and service, including but not limited to, currency forward contracts and commodities such as interest rate or index futures contracts, margin deposits on such contracts, and options on such contracts.

1.14 "Securities Depository" shall mean The Depository Trust Company and any other clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

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1.15     "Shares" shall mean, with respect to a Fund, the units of beneficial interest issued by the Registrant on account of the Fund.

1.16 "Sub-Custodian" shall mean and include (i) any branch of a "U.S. bank," as that term is defined in Rule 17f-5 under the 1940 Act, and (ii) any "eligible foreign custodian," as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Fund based on the standards specified in Section 3.3 below. Such contract shall be in writing and shall include provisions that provide:
         (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Fund's assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Fund or as being held by a third party for the benefit of the Fund; (v) that the Fund's independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Fund will receive periodic reports with respect to the safekeeping of the Fund's assets, including, but not limited to, notification of any transfer to or from a Fund's account or a third party account containing assets held for the benefit of the Fund. Such contract may contain, in lieu of any or all of the provisions specified in (i)-(vi) above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Fund assets as the specified provisions.

1.17 "Written Instructions" shall mean (i) written communications actually received by the Custodian and signed by any Authorized Persons, (ii) communications by telex or any other such system from one or more persons reasonably believed by the Custodian to be Authorized Persons, or (iii) communications between electro-mechanical or electronic devices provided that the use of such devices and the procedures for the use thereof shall have been approved by an Officer of the Fund and the Custodian.

                                   Article II
                            APPOINTMENT OF CUSTODIAN

2.1 Appointment. The Registrant hereby appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Fund at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of the Custodian shall be confined to those matters expressly set forth

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         herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder. herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder.

2.2 Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the Registrant:

         (a) A copy of the Registrant's articles of incorporation or declaration of trust, certified by the Secretary;

         (b)      A copy of the Registrant's bylaws, certified by the Secretary;

         (c) A copy of the resolution of the Board appointing the Custodian, certified by the Secretary;

         (d)      A copy of the current prospectus of the Fund (the
                  "Prospectus");

         (e) A copy of the resolution certified by the Secretary setting forth the names and signatures of the Authorized Persons; and

         (f) An executed authorization required by the Shareholder Communications Act of 1985, attached hereto as Exhibit E.

2.3 Notice of Appointment of Transfer Agent. The Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of the Fund.

                                  Article III
                         CUSTODY OF CASH AND SECURITIES

3.1 Segregation. All Securities and non-cash property held by the Custodian for the account of the Fund (other than Securities maintained in a Securities Depository, Eligible Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other series of the Registrant) and shall be identified as subject to this Agreement.

3.2 Fund Custody Accounts. As to each Fund, the Custodian shall open and maintain in its trust department a custody account in the name of the Registrant coupled with the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Fund which are delivered to it.

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3.3      Appointment of Agents.

         (a) In its discretion, the Custodian may appoint one or more Sub-Custodians to establish and maintain arrangements with (i) Eligible Securities Depositories or (ii) members of the Sub-Custodian's network to hold Securities and cash of the Fund and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Fund shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement. The Custodian shall be liable for the actions of any Sub-Custodians (regardless of whether assets are maintained in the custody of a Sub-Custodian, a member of its network or an Eligible Securities Depository) appointed by it as if such actions had been done by the Custodian.

         (b) If, after the initial approval of Sub-Custodians by the Board in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Fund, it will so notify the Registrant and provide it with information reasonably necessary to determine any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act, including a copy of the proposed agreement with such Sub-Custodian. At the meeting of the Board of Trustees next following receipt of such notice and information, the Trust shall give its written approval or disapproval of the proposed action.

         (c) The agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2) under the 1940 Act.

         (d) At the end of each calendar quarter, the Custodian or Sub-Custodian shall provide written reports notifying the Fund of the placement of its Securities and cash with a Sub-Custodian and of any material changes in the Fund's arrangements. Such reports shall include an analysis of the custody risks associated with maintaining assets with any Eligible Securities Depositories. The Custodian shall promptly take such steps as may be required to withdraw assets of the Fund from any Sub-Custodian arrangement that has ceased to meet the requirements of Rule 17f-5 or Rule 17f-7 under the 1940 Act, as applicable.

         (e) With respect to its responsibilities under this Section 3.3, the Custodian hereby warrants that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Fund. The Custodian further warrants that the Fund's assets will be subject to reasonable care if maintained with a Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian's practices, procedures, and internal controls for certificated securities (if applicable), its method of
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                  keeping custodial records, and its security and data
                  protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Fund assets; (iii) the Sub-Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants; and (iv) whether the Fund will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

         (f) The Custodian shall establish a system or ensure that its Sub-Custodian has established a system to monitor (i) the appropriateness of maintaining the Fund's assets with a Sub-Custodian or members of a Sub-Custodian's network; (ii) the performance of the contract governing the Fund's arrangements with such Sub-Custodian or members of a Sub-Custodian's network; and (iii) the custody risks of maintaining assets with an Eligible Securities Depository.

         (g) The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to foreign Securities to which the Fund shall be entitled and shall credit such income, as collected, to the Trust. In the event that extraordinary measures are required to collect such income, the Trust and Custodian shall consult as to the measurers and as to the compensation and expenses of the Custodian relating to such measures.

3.4 Delivery of Assets to Custodian. The Registrant shall deliver, or cause to be delivered, to the Custodian all of the Fund's Securities, cash and other investment assets, including (i) all payments of income, payments of principal and capital distributions received by the Fund with respect to such Securities, cash or other assets owned by the Fund at any time during the period of this Agreement, and (ii) all cash received by the Fund for the issuance of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

3.5 Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

         (a) The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

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         (b)      Securities of the Fund kept in a Book-Entry System or
                  Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

         (c) The records of the Custodian with respect to Securities of the Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to the Fund.

         (d) If Securities purchased by the Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. If Securities sold by the Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.

         (e) The Custodian shall provide the Fund with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

         (f) Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from (i) the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of the Custodian or any Sub-Custodian, or (ii) failure of the Custodian or any Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

         (g) With respect to its responsibilities under this Section 3.5 and pursuant to Rule 17f-4 under the 1940 Act, the Custodian hereby warrants that it agrees to (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets, (ii) provide, promptly upon request by the Fund, such reports as are available concerning the Custodian's internal accounting
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                  controls and financial strength, and (iii) require any
                  Sub-Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.


3.6 Disbursement of Moneys from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from the Fund Custody Account but only in the following cases:

         (a) For the purchase of Securities for the Fund but only in accordance with Section 4.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian) of such Securities registered as provided in Section 3.9 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.5 above; (ii) in the case of options on Securities, against delivery to the Custodian (or any Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or any Sub-Custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Fund and a bank which is a member of the Federal Reserve System or between the Fund and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities;

         (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.7(f) below, of Securities owned by the Fund;

         (c) For the payment of any dividends or capital gain distributions declared by the Fund;

         (d)      In payment of the redemption price of Shares as provided in
                  Section 5.1 below;

         (e) For the payment of any expense or liability incurred by the Fund, including, but not limited to, the following payments for the account of the Fund: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, director and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

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

         (f) For transfer in accordance with the provisions of any agreement among the Registrant, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

         (g) For transfer in accordance with the provisions of any agreement among the Registrant, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

         (h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

         (i) For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

3.7 Delivery of Securities from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall release and deliver, or cause the Sub-Custodian to release and deliver, Securities from the Fund Custody Account but only in the following cases:

         (a) Upon the sale of Securities for the account of the Fund but only against receipt of payment therefore in cash, by certified or cashiers check or bank credit;

         (b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of
                  Section 3.5 above;

         (c) To an offeror's depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         (d) To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or any Sub-Custodian, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

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         (e)      To the broker selling the Securities, for examination in
                  accordance with the "street delivery" custom;

         (f) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

         (g) Upon receipt of payment therefore pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

         (h) In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

         (i) For delivery in connection with any loans of Securities of the Fund, but only against receipt of such collateral as the Fund shall have specified to the Custodian in Proper Instructions;

         (j) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt by the Custodian of the amounts borrowed;

         (k) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Registrant;

         (l) For delivery in accordance with the provisions of any agreement among the Registrant, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

         (m) For delivery in accordance with the provisions of any agreement among the Registrant, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

         (n) For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper
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
                  corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made; or


         (o) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct.

3.8 Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Registrant, the Custodian shall with respect to all Securities held for the Fund:

         (a) Subject to Section 9.4 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

         (b) Present for payment and, subject to Section 9.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

         (c) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

         (d) Surrender interim receipts or Securities in temporary form for Securities in definitive form;

         (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and the Registrant at such time, in such manner and containing such information as is prescribed by the IRS;

         (f) Hold for the Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar Securities issued with respect to Securities of the Fund; and

         (g) In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and other assets of the Fund.

3.9 Registration and Transfer of Securities. All Securities held for the Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefore. All other Securities held for the Fund may be registered in the name of the Fund, the Custodian, a Sub-Custodian or any nominee thereof, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof.
                                     - 11 -

         The records of the Custodian with respect to foreign securities of the Fund that are maintained with a Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers shall identify those securities as belonging to the Fund. The Registrant shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Fund.

3.10     Records.

         (a) The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for the Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefore and substitutions of such collateral),
                  (D) dividends and interest received, and (E) dividends receivable and interest receivable; and (iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of the Fund as the Registrant shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

         (b)      All such books and records maintained by the Custodian shall
                  (i) be maintained in a form acceptable to the Registrant and in compliance with the rules and regulations of the SEC, (ii) be the property of the Registrant and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers or agents of the Registrant and employees or agents of the SEC, and
                  (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rules 31a-1 and 31a-2 under the 1940 Act.

3.11 Fund Reports by Custodian. The Custodian shall furnish the Fund with a daily activity statement and a summary of all transfers to or from the Fund Custody Account on the day following such transfers. At least monthly, the Custodian shall furnish the Fund with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the Fund under this Agreement.

3.12 Other Reports by Custodian. As the Registrant may reasonably request from time to time, the Custodian shall provide the Registrant with reports on the internal accounting controls and procedures for safeguarding Securities which are employed by the Custodian or any Sub-Custodian.

3.13 Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Fund to be promptly
                                     - 12 -
         executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such Securities. With respect to the foreign Securities, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Registrant acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

3.14 Information on Corporate Actions. The Custodian shall promptly deliver to the Fund all information received by the Custodian and pertaining to Securities being held by the Fund with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Standards of Service Guide attached as Exhibit B. If the Fund desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Fund shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Fund will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

                                   Article IV
                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND

4.1 Purchase of Securities. Promptly upon each purchase of Securities for the Fund, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement, (iv) the purchase price per unit, (v) the total amount payable upon such purchase, and
         (vi) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Fund pay out of the moneys held for the account of the Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the Fund Custody Account there is insufficient cash available to the Fund for which such purchase was made.

4.2 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for the Fund is made by the Custodian in advance of receipt of the Securities purchased and in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Fund for such payment.

4.3 Sale of Securities. Promptly upon each sale of Securities by the Fund, Written Instructions shall be delivered to the Custodian, specifying
         (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold, (iii) the date of sale and settlement, (iv) the sale price per unit, (v) the total amount payable upon such sale, and (vi) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

4.4 Delivery of Securities Sold. Notwithstanding Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

4.5 Payment for Securities Sold. In its sole discretion and from time to time, the Custodian may credit the Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Fund, and (iii) income from cash, Securities or other assets of the Fund. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Account.

4.6 Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Registrant to facilitate the settlement of a Fund's transactions in the Fund Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

                                   Article V
                            REDEMPTION OF FUND SHARES

5.1 Transfer of Funds. From such funds as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of the Fund, the Custodian
                                     - 14 -
         shall wire each amount specified in such Proper Instructions to or through such bank or broker-dealer as the Trust may designate.

5.2 No Duty Regarding Paying Banks. Once the Custodian has wired amounts to a bank or broker-dealer pursuant to Section 5.1 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or broker-dealer.

                                   Article VI
                               SEGREGATED ACCOUNTS

         Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account:

         (a) in accordance with the provisions of any agreement among the Registrant, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
                  Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

         (b) for purposes of segregating cash or Securities in connection with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund;

         (c) which constitute collateral for loans of Securities made by the Fund;

         (d) for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions; and

         (e) for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

         Each segregated account established under this Article VI shall be established and maintained for the Fund only. All Proper Instructions relating to a segregated account shall specify the Fund.

                                  Article VII
                            COMPENSATION OF CUSTODIAN

         The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit D hereto (as amended from time to time). The Custodian shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Custodian in performing its duties hereunder. The Registrant shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Registrant shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if the Registrant is disputing any amounts in good faith. The Registrant shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Registrant is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1 1/2% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Registrant to the Custodian shall only be paid out of the assets and property of the particular Fund involved.

Article VIII
                         REPRESENTATIONS AND WARRANTIES

8.1 Representations and Warranties of the Registrant. The Registrant hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

         (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

         (b) This Agreement has been duly authorized, executed and delivered by the Registrant in accordance with all requisite action and constitutes a valid and legally binding obligation of the Registrant, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

         (c) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

8.2 Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to the Registrant, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

         (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

         (b) This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

         (c) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

                                   Article IX
                            CONCERNING THE CUSTODIAN

9.1 Standard of Care. The Custodian shall exercise reasonable care in the performance of its duties under this Agreement. The Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with its duties under this Agreement, except a loss arising out of or relating to the Custodian's (or a Sub-Custodian's) refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement) or from its (or a Sub-Custodian's) bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Fund of any action taken or omitted by the Custodian pursuant to advice of counsel.

9.2 Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

9.3 No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

9.4 Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and
                                     - 17 -
         payable with respect to Securities held for the Fund if such Securities are in default or payment is not made after due demand or presentation.

9.5 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by it pursuant to this Agreement.

9.6 Cooperation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Registrant to keep the books of account of the Fund and/or compute the value of the assets of the Fund. The Custodian shall take all such reasonable actions as the Registrant may from time to time request to enable the Registrant to obtain, from year to year, favorable opinions from the Registrant's independent accountants with respect to the Custodian's activities hereunder in connection with (i) the preparation of the Registrant's reports on Form N-1A and Form N-SAR and any other reports required by the SEC, and (ii) the fulfillment by the Registrant of any other requirements of the SEC.

                                   Article X
                                 INDEMNIFICATION

10.1 Indemnification by Registrant. The Registrant shall indemnify and hold harmless the Custodian, any Sub-Custodian and any nominee thereof (each, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys' fees) that an Indemnified Party may sustain or incur or that may be asserted against an Indemnified Party by any person arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Custodian or such Sub-Custodian (a) at the request or direction of or in reliance on the advice of the Registrant, or (b) upon Proper Instructions, or (iii) from the performance of its obligations under this Agreement or any sub-custody agreement, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising out of or relating to its refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Registrant, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the terms "Custodian" and "Sub-Custodian" shall include their respective directors, officers and employees.

10.2 Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Registrant from and against any and all claims, demands, losses, expenses,
                                     - 18 -
         and liabilities of any and every nature (including reasonable attorneys' fees) that the Fund may sustain or incur or that may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by an Indemnified Party as a result of the Indemnified Party's refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term "Registrant" shall include the Registrant's directors and officers.


10.3 Security. If the Custodian advances cash or Securities to the Fund for any purpose, either at the Fund's request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any claim, demand, loss, expense or liability (including reasonable attorneys' fees) (except such as may arise from its or its nominee's bad faith, negligence or willful misconduct), then, in any such event, any property at any time held for the account of the Fund shall be security therefor, and should the Fund fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of such Fund and to dispose of other assets of such Fund to the extent necessary to obtain reimbursement or indemnification.

10.4     Miscellaneous.

         (a) Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement.

         (b) The indemnity provisions of this Article shall indefinitely survive the termination and/or assignment of this Agreement.

         (c) In order that the indemnification provisions contained in this Article shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

                                   Article XI
                                 FORCE MAJEURE

         Neither the Custodian nor the Registrant shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement, and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

                                  Article XII
                    PROPRIETARY AND CONFIDENTIAL INFORMATION

         The Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Registrant, all records and other information relative to the Fund and prior, present, or potential shareholders of the Fund and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Registrant, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Registrant. Records and other information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents or representatives, and information that was already in the possession of the Custodian prior to receipt thereof from the Registrant or its agent, shall not be subject to this paragraph.

         Further, the Custodian will adhere to the privacy policies adopted by the Registrant pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Custodian shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund and its shareholders.

                                  Article XIII
                         EFFECTIVE PERIOD; TERMINATION

13.1 Effective Period. This Agreement shall become effective as of the date first written.


13.2 Termination. This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. In addition, the Registrant may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

13.3 Appointment of Successor Custodian. If a successor custodian shall have been appointed by the Board, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Fund and held by the Custodian as custodian, and (ii) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Fund at the successor custodian, provided that the Registrant shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of the Registrant, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Registrant (if such form differs from the form in which the Custodian has maintained the same, the Registrant shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian's personnel in the establishment of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.

13.4 Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Registrant on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which bank or trust company
         (i) is a "bank" as defined in the 1940 Act, and (ii) has aggregate capital, surplus and undivided profits as shown on its most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this Agreement
                                     - 21 -
         and to transfer to an account of or for the Fund at such bank or trust company all Securities of the Fund held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. In addition, under these circumstances, all books, records and other data of the Trust shall be returned to the Trust.

                                  Article XIV
                                 MISCELLANEOUS

14.1 Compliance with Laws. The Registrant has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2002 and the policies and limitations of the Fund relating to its portfolio investments as set forth in its Prospectus and Statement of Additional Information. The Custodian's services hereunder shall not relieve the Registrant of its responsibilities for assuring such compliance or the Board's oversight responsibility with respect thereto.

14.2 Amendment. This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and the Registrant, and authorized or approved by the Board.

14.3 Assignment. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Registrant without the written consent of the Custodian, or by the Custodian without the written consent of the Registrant accompanied by the authorization or approval of the Board.

14.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Minnesota, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

14.5 No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

14.6 Services Not Exclusive. Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

14.7 Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as
                                     - 22 -
         to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

14.8 Notices. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

         Notice to the Custodian shall be sent to:

         U.S. Bank National Association
         425 Walnut Street, M.L. CN-OH-W6TC
         Cincinnati, Ohio 45202
         Attention: Mutual Fund Custody Services
         Facsimile: (651) 767-9164

         and notice to the Registrant shall be sent to:

         RiverSource Funds
         Attn: Leslie L. Ogg
         901 Marquette Avenue South Suite 2810
         Minneapolis, MN 55402-3268
         Phone: 612 330-9283
         Fax: 612 371-1812

         With a copy to:

         RiverSource Investments, LLC
         Attn: Custodian Operations
         70100 Amerprise Financial Center
         Minneapolis, MN 55474

14.9 Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

14.10 No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

14.11 References to Custodian. Registrant shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or Statement of Additional Information for the Fund and such other printed matter as merely identifies Custodian as custodian for the Fund. The Registrant shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

REGISTRANTS                                          U.S. BANK NATIONAL

By:      /s/ Leslie L. Ogg             By:      /s/ Joe D. Redwine
         -----------------                      ------------------
Name:        Leslie L. Ogg             Name:        Joe D. Redwine
Title:       Vice President            Title:       Senior Vice President

                                    EXHIBIT A

                                   REGISTRANT
AXP Tax-Exempt Series, Inc.
         [to be named RiverSource Tax-Exempt Series, Inc. after February 15,
         2006]
         RiverSource Intermediate Tax-Exempt Fund
         RiverSource Tax-Exempt Bond Fund

AXP Tax-Free Money Series, Inc.
         [to be named RiverSource Tax-Exempt Money Market Series, Inc. after February 15, 2006]
         RiverSource Tax-Exempt Money Market Fund

AXP California Tax-Exempt Trust
         [to be named RiverSource California Tax-Exempt Trust after February 15, 2006]
         RiverSource California Tax-Exempt Fund

AXP Special Tax-Exempt Series Trust
         [to be named RiverSource Special Tax-Exempt Series Trust after February 15, 2006]
         RiverSource Insured Tax-Exempt Fund
                  [to be mergered into RiverSource Tax-Exempt Bond Fund after February 15, 2006]
         RiverSource Massachusetts Tax-Exempt Fund
         RiverSource Michigan Tax-Exempt Fund
         RiverSource Minnesota Tax-Exempt Fund
         RiverSource New York Tax-Exempt Fund
         RiverSource Ohio Tax-Exempt Fund

AXP High Yield Income Series, Inc
         [to be named RiverSource High Yield Income Series, Inc. after February 15, 2006]
         RiverSource High Yield Bond Fund

AXP Fixed Income Series, Inc.
         [to be named RiverSource Diversified Income Series, Inc. after February 15, 2006]
         RiverSource Diversified Bond Fund

AXP Income Series, Inc.
         [to be named RiverSource Income Series, Inc. after February 15, 2006] RiverSource Selective Fund
                  [to be mergered into RiverSource Diversified Bond Fund after February 15, 2006]

Income Trust
         [currently holds the assets of RiverSource Selective Fund (Quality Income Portfolio) and will transfer the assets to RiverSource Diversified Bond Fund on the on the date of the merger and cease to exist.]

AXP High Yield Tax-Exempt Series, Inc.
         [to be named RiverSource Tax-Exempt Income Series, Inc. after February 15, 2006]
         RiverSource Tax-Exempt High Income Fund

                                     - A-1 -

                                    EXHIBIT B

                    U.S. Bank Institutional Custody Services
                           Standards of Service Guide

         U.S. Bank, N.A. ("USBank") is committed to providing superior quality service to all customers and their agents at all times. We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions. Deadlines recited in this guide represent the times required for USBank to guarantee processing. Failure to meet these deadlines will result in settlement at our client's risk. In all cases, USBank will make every effort to complete all processing on a timely basis.

         USBank is a direct participant of the Depository Trust Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bank of New York as its agent for ineligible and foreign securities.

         For corporate reorganizations, USBank utilizes SEI's Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, Capital Changes Daily (CCH) and The Wall Street Journal.

         For bond calls and mandatory puts, USBank utilizes SEI's Bond Source, Kenny Information Systems, Standard & Poor's Corporation, XCITEK, and DTC Important Notices. USBank will not notify clients of optional put opportunities.

         Any securities delivered free to USBank or its agents must be received three (3) business days prior to any payment or settlement in order for the USBank standards of service to apply.

         Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.

                  The information contained in this Standards of Service Guide is subject to change. Should any changes be made USBank will provide you with an updated copy of its Standards of Service Guide.

                                     - B-1 -

U.S. Bank Trade Settlement Instructions

Transaction Type                                Delivery Instructions
Depository Trust Company (DTC)                  DTC Participant #2803 U.S.  Bank N.A.
DTC eligible issues                             Agent #: 93697
                                                Institutional # 93696 (or customer Institutional #
                                                if applicable)
                                                Interested Party:  (customer ID number if applicable)
                                                Agent Internal Number:  (your U.S. Bank Trust
                                                account number)
Federal Reserve Bank , Cleveland, Ohio          For:  US Bank Ohio
Federal Reserve Book Entry - eligible issues    ABA#: 042000013
                                                Routing Symbol:  1050 Trust
                                                For Account #  (your U.S. Bank Trust account number)

Federal Reserve Bank, Cleveland, Ohio           For:  US Bank Ohio
All Fed-eligible issues delivered as            ABA#:  042000013
collateral for repurchase agreements            Routing Symbol: 1040 Special
                                                For Account # (your U. S. Bank Trust account number)

Bank of New York                                Bank of New York
Depository ineligible and physical issues:      One Wall Street- 3rd Floor/Window A
                                                New York, NY  10286
                                                For account: U.S. Bank N.A. #117612

U.S. Bank N.A.                                  U.S. Bank Trust Services
DTC ineligible issues settling in Milwaukee,    PO Box 2054
Wisconsin                                       Milwaukee, Wisconsin 53201
                                                Attention: Securities Processing
Wire Instructions                               ABA# 042000013 US Bank Ohio
For trade purposes only                         BNF  US Bank Trust
                                                AC    112950027
                                                OBI  Attention:  Settlements - (functions) i.e.,
                                                pair off, repo, tri-party
                                                BBI or OBI   For further credit to account: (trust
                                                acct. #, contact name & phone number)

                                     - B-2 -

                            USBank Payment Standards

Security Type                                   Income                         Principal

Equities                                        Payable Date

Municipal Bonds*                                Payable Date                   Payable Date

Corporate Bonds*                                Payable Date                   Payable Date

Federal Reserve Bank Book Entry*                Payable Date                   Payable Date

PTC GNMA's (P&I)                                Payable Date + 1               Payable Date + 1

CMOs *
     DTC                                        Payable Date + 1               Payable Date + 1
     Bankers Trust                              Payable Date + 1               Payable Date + 1

SBA Loan Certificates                           When Received                  When Received

Unit Investment Trust Certificates*             Payable Date                   Payable Date

Certificates of Deposit*                        Payable Date + 1               Payable Date + 1

Limited Partnerships                            When Received                  When Received

Foreign Securities                              When Received                  When Received

*Variable Rate Securities
     Federal Reserve Bank Book Entry            Payable Date                   Payable Date
     DTC                                        Payable Date + 1               Payable Date + 1
     Bankers Trust                              Payable Date + 1               Payable Date + 1

         NOTE: If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.

                                     - B-3 -

                    USBank Corporate Reorganization Standards


Type of Action                     Notification to Client                       Deadline for Client Instructions       Transaction
                                                                                to USBank                              Posting

Rights, Warrants,                  Later of 10 business days prior to           5 business days prior to expiration    Upon receipt
and Optional Mergers               expiration or receipt of notice

Mandatory Puts with                Later of 10 business days prior to           5 business days prior to expiration    Upon receipt
Option to Retain                   expiration or receipt of notice

Class Actions                      10 business days prior to expiration date    5 business days prior to expiration    Upon receipt

Voluntary Tenders,                 Later of 10 business days prior to           5 business days prior to expiration    Upon receipt
Exchanges,                         expiration or receipt of notice
and Conversions

Mandatory Puts, Defaults,          At posting of funds or securities received   None                                   Upon receipt
Liquidations, Bankruptcies,
Stock Splits, Mandatory
Exchanges

Full and Partial Calls             Later of 10 business days prior to           None                                   Upon receipt
                                   expiration or receipt of notice


         NOTE: Fractional shares/par amounts resulting from any of the above will be sold.

                                     - B-4 -

                                    EXHIBIT C

                                  Fee Schedule

                    U.S. Bank Institutional Custody Services

                                   Article XV

                          Domestic Custody Fee Schedule

                            Prepared For: Registrants

U.S. Bank Institutional Custody Services, as Custodian, will receive quarterly compensation for services according to the terms of the following schedule:


I.      Domestic Market Value Fee
II.     First    500,000,000                                           1.00 b.p.
III.    Next   2,000,000,000                                            .50 b.p.
IV.     Next   2,500,000,000                                            .40 b.p.
V.      Balance                                                         .30 b.p.

Issue Holding Fee

Total Book Entry Holdings                                           $15.00/asset
Total Physical Holdings                                             $30.00/asset

II.      Portfolio Transaction Fees per transaction or account

         (a)      Book entry transaction processed through
                  DTC or Federal Reserve                           $15.00
         (b)      Physical transaction processed through
                  our New York custodian                           $30.00
         (c)      Disbursement/Wire/DDA $10.00
         (d)      Global Trades                                    $75.00
         (e)      Flat fee (per open account, currently
                  38 accounts)                                     $125.00/qtr
         (f)      Base fee (3 Master Feeder accounts)              $2,200.00/qtr

A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange.

III.     Out-of-Pocket Expenses

The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.

                                     - C-1 -

                                    EXHIBIT D

                  SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your "yes" or "no" to disclosure will apply to all securities U.S. Bank holds for you now and in the future, unless you change your mind and notify us in writing.


        YES     U.S. Bank is authorized to provide the Registrant's
  -----         name, address and security position to requesting
                companies whose stock is owned by the Registrant.

    X   NO      U.S. Bank is NOT authorized to provide the
  -----         Registrant's name, address and security position to
                requesting companies whose stock is owned by the Registrant.

REGISTRANTS

By:    /s/ Leslie L. Ogg
       -----------------
           Leslie L. Ogg

Title:     Vice President

Date:      November 10, 2005


                                     - D-1 -